EXHIBIT 4.6


                AMENDMENT TO NON-QUALIFIED STOCK OPTION AGREEMENT


         WHEREAS, CTB International Corp. (hereafter "CTB") and
____________________________ (hereafter "Optionee"), hereby agree to amend the Non-Qualified Stock Option Agreement dated January 4, 1996, as follows:

         1. Annex I of the Agreement entitled "Performance Targets" is hereby deleted in its entirety and replaced with the attached Annex I.

         IN  WITNESS   WHEREOF  the  parties  have  executed  this Amendment to
the   Non-Qualified   Stock  Option   Agreement  on __________________________,
1997.


CTB INTERNATIONAL CORP.                     OPTIONEE

By: _______________________________         __________________________________

Title: ____________________________



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                                     ANNEX I

                               Performance Targets
                               (in millions of $)


        For Fiscal                                                   Cumulative
        Year Ending                EBITDA                              EBITDA
        December 31                Target                              Target

         1996                       $21.6                               $21.6

         1997                       $28.7                               $50.3

         1998                       $33.3                               $83.6

         1999                       $35.9                              $119.5

         2000                       $39.8                              $159.3